Exhibit 99.2
RESEARCH SERVICES (A DIVISION OF CAREFUSION CORPORATION)
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(unaudited)

	Three	Three
	Months Ended	Months Ended
(in thousands)	March 31, 2010	March 31, 2009

Product Revenue	$6,630	$2,623
Service Revenue	9,769	4,246

Total Revenue	16,399	6,869
Cost of Products and Services Sold	8,095	4,272

Gross Margin	8,304	2,597

Selling, General and Administrative Expenses	6,245	3,331
Research and Development Expenses	627	149

Operating Income (Loss)	1,432	(883)

Interest (Expense)/Income and Other, Net	1,088	182

Income (Loss) Before Income Taxes	2,520	(701)
Provision for Income Taxes	(746)	(20)

Net Income (Loss)	$1,774	$(721)

See accompanying notes to condensed combined financial statements

RESEARCH SERVICES (A DIVISION OF CAREFUSION CORPORATION)
CONDENSED COMBINED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in thousands)	2010	2009

ASSETS
Current Assets:
Cash and Cash Equivalents	$95	$19
Trade Receivables	12,347	11,279
Inventories, Net	3,473	3,544
Prepaid Expenses and Other Assets	741	517

Total Current Assets	16,656	15,359

Property and Equipment, Net	10,468	11,391
Goodwill	39,905	42,550
Intangible Assets, Net	17,579	19,641
Other Assets	417	446

Total Assets	$85,025	$89,387

LIABILITIES AND PARENT COMPANY EQUITY
Current Liabilities:
Accounts Payable	$2,055	$1,952
Current Portion of Long-Term Debt to Parent	2,018	—
Other Current Liabilities	3,798	3,815

Total Current Liabilities	7,871	5,767

Long-Term Debt to Parent	—	2,152
Deferred Income Taxes and Other Liabilities	3,713	3,519

Total Liabilities	11,584	11,438

Commitments and Contingencies (note 6)

Parent Company Equity:
Parent Company Investment	74,371	73,625
Accumulated Other Comprehensive (Loss) Income	(930)	4,324

Total Parent Company Equity	73,441	77,949

Total Liabilities and Parent Company Equity	$85,025	$89,387

See accompanying notes to condensed combined financial statements

RESEARCH SERVICES (A DIVISION OF CAREFUSION CORPORATION)
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(unaudited)

	Three	Three
	Months Ended	Months Ended
(in thousands)	March 31, 2010	March 31, 2009
Cash Flows from Operating Activities:
Net Income (Loss)	$1,774	$(721)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	2,871	1,303
Loss on Disposal of Property and Equipment	610	290
Other Non-Cash Items	147	64
Change in Operating Assets and Liabilities:
(Increase) Decrease in Trade Receivables	(1,163)	3,868
Decrease (Increase) in Inventories	19	(574)
Increase/(Decrease) in Accounts Payable	112	(289)
Other Accrued Liabilities and Operating Items, Net	(223)	(520)

Net Cash Provided by Operating Activities	4,147	3,421

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(1,820)	(502)
Purchases of Intangible Assets	(1,221)	(2,127)

Net Cash Used in Investing Activities	(3,041)	(2,629)

Cash Flows from Financing Activities:
Net Cash Transfer to Parent	(1,028)	(817)

Net Cash Used in Financing Activities	(1,028)	(817)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2)	8

Net Increase/(Decrease) in Cash and Cash Equivalents	76	(17)

Cash and Cash Equivalents at Beginning of Period	19	122

Cash and Cash Equivalents at End of Period	$95	$105

Supplemental Information:
Cash Payments for Interest	$6	$35
Income Taxes (note 5)
See accompanying notes to condensed combined financial statements

NOTE 1. BASIS OF PRESENTATION
General. References in these notes to the combined financial statements to “Research Services,” “we,” “us,” “our,” “the business” and “our business” refer to CareFusion Corporation’s Research Services division. All references to “notes” mean the notes to the combined financial statements presented herein.
Our Business. We are a global medical technology business primarily based in Hoechberg, Germany that provides devices and complementary services that enable pharmaceutical and biotechnology companies to electronically capture, process and distribute clinical data more efficiently through all phases of the development of a new drug. We are a market leader offering customized products for respiratory, cardiac safety, and electronic patient reported outcomes (“ePRO”) measurements as well as services that collect, transmit, analyze and process such patient data. Our primary products are MasterScope® CT, FlowScreen® CT, AM3®, CorScreen®, VIAPen™ Digital Pen and VIAPad™ eDiary.
We operated as a division of VIASYS Healthcare, Inc. (“Viasys”) until Cardinal Health, Inc. (“Cardinal Health”) acquired Viasys and us in June 2007. Cardinal Health separated its clinical and medical products businesses (including our Research Services business) into the new CareFusion Corporation (“CareFusion”) via a spinoff transaction in August 2009. From the time of Viasys ownership until May 2010, we primarily operated within CareFusion Germany 234 GmbH (“CareFusion Germany 234”), a German subsidiary that also includes certain operations of other CareFusion divisions. CareFusion Germany 234 was demerged into two entities: the existing CareFusion Germany 234 and the new Research Services GmbH in May 2010 (the “Demerger”). Our assets and liabilities that were held within CareFusion Germany 234 were contributed to the new Research Services GmbH in May 2010. We also conduct operations at a smaller scale in other CareFusion subsidiaries.
Basis of Presentation. The accompanying unaudited condensed combined financial statements have been prepared on a stand-alone basis and are derived from the financial statements and accounting records of CareFusion/Cardinal Health. They have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States, or US GAAP, for complete financial statements. These unaudited condensed financial statements should be read in conjunction with our audited financial statements and the notes thereto for the year ended December 31, 2009. The accompanying unaudited condensed combined financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) which are necessary for a fair presentation of the financial position, operating results and cash flows for the interim date and interim periods presented. Results for the interim periods are not necessarily indicative of the results to be achieved for the entire year or future periods.
All significant intercompany transactions between us and CareFusion/Cardinal Health have been included in these condensed combined financial statements and are, except for long-term debt, considered to be effectively settled for cash in the condensed combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the condensed combined balance sheets as Parent Company Investment.
We have historically been organized and managed in a manner similar to a stand-alone operation with limited services provided by CareFusion/Cardinal Health. Those limited services related to employee benefit programs, including bonus and share-based compensation. The cost of these services has been allocated to us and included in the condensed combined financial statements. We consider the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by us during the periods presented. A more detailed discussion of the relationship with CareFusion/Cardinal Health, including a description of the costs which have been allocated to us, as well as the method of allocation, is included in note 7.
Our condensed combined financial statements may not be indicative of our future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had we operated as a stand-alone company during the periods presented.

NOTE 2. INVENTORIES
Inventories, accounted for at the lower of cost or market on the first-in, first-out method, consisted of the following:

	March 31,	December 31,
(in thousands)	2010	2009
Finished Goods	$1,675	$1,657
Work-in-Process	797	505
Raw Materials	1,717	2,074

	4,189	4,236
Reserve for Excess and Obsolete Inventories	(716)	(692)

Inventories, Net	$3,473	$3,544

NOTE 3. PROPERTY AND EQUIPMENT, NET
Property and Equipment, net consisted of the following:

	March 31,	December 31,
(in thousands)	2010	2009
Leasehold Improvements	$260	$272
Machinery and Equipment	15,288	16,111
Furniture and Fixtures	1,776	1,867

	17,324	18,250
Accumulated Depreciation	(6,856)	(6,859)

Property and Equipment, Net	$10,468	$11,391

Depreciation expense was $1.3 million and $0.8 million for the three months ended March 31, 2010 and 2009, respectively.
NOTE 4. GOODWILL AND INTANGIBLE ASSETS
The following table summarizes the changes in the carrying amount of goodwill:

(in thousands)	Total
Balance as of December 31, 2009	$42,550
Foreign Currency Translation Adjustments	(2,645)

Balance as of March 31, 2010	$39,905

Intangible assets are amortized over their useful lives which range from three to 10 years. The detail of intangible assets is as follows:

	Weighted
	Average Life	Gross	Accumulated
(in thousands)	(years)	Intangibles	Amortization	Net Intangibles
December 31, 2009
Capitalized Software	3	$19,782	$(3,292)	$16,490
Licenses	10	3,820	(669)	3,151

Total Intangibles		$23,602	$(3,961)	$19,641

March 31, 2010
Capitalized Software		$19,151	$(4,439)	$14,712
Licenses		3,583	(716)	2,867

Total Intangibles		$22,734	$(5,155)	$17,579

Amortization expense was $1.5 million and $0.5 million for the three months ended March 31, 2010 and 2009, respectively.

NOTE 5. INCOME TAXES
Income taxes are computed on a basis consistent with the interim period tax expense requirements of Accounting Standards Codification (“ASC”) 270, “Interim Reporting” (“ASC 270”). Substantially all of our operations have historically been included within CareFusion Germany 234’s German income tax return. CareFusion Germany 234 files income tax returns in Germany and is subject to audit by taxing authorities for tax years ending December 31, 2005 through the current fiscal year.
The effective tax rate was 29.6% and (2.9%), respectively, for the three months ended March 31, 2010 and 2009. As all income taxes are paid by CareFusion Germany 234, there are no supplemental cash flow disclosures regarding the amount of taxes paid. The difference in the effective rate and the German corporate tax rate of 28.1% for the three months ended March 31, 2009 is primarily attributable to our inability to recognize an asset for tax loss carry-forwards resulting from deducting certain research and development costs for tax purposes that are capitalized for US GAAP reporting as, following our separation from CareFusion Germany 234, we will commence operations as a new taxable entity.
NOTE 6. COMMITMENTS AND CONTINGENCIES
In addition to commitments and obligations in the ordinary course of business, we are subject to various claims, other potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. We accrue for contingencies related to litigation in accordance with ASC 450-20, “Loss Contingencies” which requires us to assess contingencies to determine the degree of probability and range of possible loss. An estimated loss contingency is accrued in our financial statements if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Because litigation is inherently unpredictable and unfavorable resolutions could occur, assessing contingencies is highly subjective and requires judgments about future events. We regularly review contingencies to determine the adequacy of the accruals and related disclosures. The amount of ultimate loss may differ from these estimates. We are not currently aware of any such contingencies that could potentially have a material adverse effect on our condensed combined financial statements.
NOTE 7. RELATED PARTY TRANSACTIONS
Allocation of General Corporate Expenses. We have historically been organized and managed in a manner similar to a stand-alone operation with limited services provided by CareFusion/Cardinal Health. Those limited services related to employee benefit programs, including share-based compensation. The cost of these services has been allocated to us on the basis of direct usage. During the three month periods ended March 31, 2010 and 2009, we were allocated $0.8 million and $0.7 million, respectively, of corporate expenses incurred by CareFusion/Cardinal Health which are included within Selling, General and Administrative Expenses in the condensed combined statements of operations.
The expense allocations have been determined on a basis that we consider to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented. The allocations may not, however, reflect the expense we would have incurred as an independent company for the periods presented. Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organization structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

During the three months ended March 31, 2010 and 2009, the following expenses we were allocated to us from CareFusion/Cardinal Health:

	Three Months
	Ended March 31,
(in thousands)	2010	2009
Nature of expense
Finance	$257	$218
Information technology	149	166
Human resources	86	122
Quality control	83	78
Shipping	70	75
Training	60	53
Facilities	39	55
Gain on early retirement obligation	—	(140)
Other	30	35

Total	$774	$662

Parent Company Equity. Net Transfers to Parent are included within Parent Company Investment on the condensed combined balance sheets and the condensed combined statements of cash flows.
Corporate Push-Down of Assets and Liabilities. The condensed combined financial statements also include the push-down of certain assets and liabilities that have historically been held at the CareFusion/Cardinal Health corporate level but which are specifically identifiable or otherwise allocable to us. The cash and cash equivalents held by CareFusion and Cardinal Health at the corporate level were not allocated to us for any of the periods presented. Cash and cash equivalents recorded in the condensed combined balance sheets represent balances maintained by our wholly-owned subsidiary Biosigna. Transfers of cash to and from CareFusion and Cardinal Health are reflected as a component of Parent Company Investment in the condensed combined balance sheets.
NOTE 8. COMPREHENSIVE INCOME (LOSS)
Comprehensive income (loss) consisted of the following:

	Three Months Ended
	March 31,	March 31,
(in thousands)	2010	2009
Net Income (Loss)	$1,774	$(721)
Foreign Currency Translation Adjustments	(5,254)	(2,835)

Comprehensive Loss, Net of Tax	$(3,480)	$(3,556)

NOTE 9. PRODUCT WARRANTIES
We offer warranties on certain products for various periods of time. We accrue for the estimated cost of product warranties at the time revenue is recognized. Our product warranty liability reflects management’s best estimate of probable liability based on current and historical product sales data and warranty costs incurred.
The table below summarizes the changes in the carrying amount of the liability for product warranties, which is recorded within Other Current Liabilities in the condensed combined balance sheets:

(in thousands)	Total
Balance at December 31, 2009	$307
Warranty Accrual	162
Warranty Claims Paid	(157)
Foreign Currency Translation Adjustments	(24)

Balance at March 31, 2010	$288

NOTE 10. SUBSEQUENT EVENTS
In April 2010, CareFusion and eResearch Technology (“ERT”) signed an agreement for CareFusion to sell Research Services to ERT for $81 million in cash, subject to adjustments for working capital and indebtedness. The transaction closed in May 2010.
In preparing the condensed combined financial statements, we evaluated subsequent events occurring through May 28, 2010, the date the financial statements were available to be issued.